UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 28, 2013
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2665 S. Bayshore Drive, Suite 301 Miami, Florida 33133

Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On November 12, 2013, management of Alternet Systems, Inc. (the “Company”), after consultation with the Board of Directors, determined that the Company’s consolidated financial statements for year ended December 31, 2012 contained errors relating to the omission of material accruals at December 31, 2012 and should no longer be relied upon and be restated accordingly. The Company will be filing Amendment No. 1 on Form 10-K/A (the “Amendment”) to its Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 15, 2013 (the “Original Filing”) to restate its consolidated financial statements and related financial information. This Amendment reflects the restatement of the Company’s consolidated financial statements and amendment of related disclosures as at December 31, 2012 and the year ended December 31, 2012. In addition, the Quarterly Reports on Form 10-Q for the periods ended June 30, 2012 and September 30, 2012 should no longer be relied upon.

     In September 30, 2013, the Company agreed to accept invoices and credits notes valued at $266,534 and $47,442, respectively, from Utiba Pte. (“Uitba”), a non-controlling interest investor in ATS, for work performed on a revenue contract held by ATS during the Company’s 2012 fiscal year. The Company was unaware that Utiba had performed the services until Utiba had approached the Company during the Company’s 2013 third quarter. Additionally, Utiba agreed to accept an invoice valued at $126,261 from the Company for work performed by the Company on the same contract. Management initially had no intention of charging any amounts to Utiba; however, after being approached by Utiba, it was determined to be the best course of action for the Company as management has determined that cancellation of the revenue contract, which occurred during the period ended June 30, 2012, had in fact triggered revenue recognition and recognition of the related costs of revenues in accordance with accounting principles generally accepted in the United States of America. Given that the results of these transactions have been assessed as material to the previously issued financial statements as of June 30, 2012, September 30, 2012 and December 31, 2012, management determined that an accounting error had occurred and therefore, restatement of those periods is appropriate.

     The corrections of errors resulted in a $126,621 increase to sales, $266,534 increase to cost of sales, and $68,734 decrease to non-controlling interest for the year ended December 31, 2012; and a $92,831 increase to accounts payable and accrued charges and $21,292 decrease to non-controlling interest as at December 31, 2012.

     The corrections of errors as of both June 30, 2012 and September 30, 2012 resulted in a $126,621 increase to sales, $266,534 increase to cost of sales, and $61,868 decrease to non-controlling interest; and a $92,831 increase to accounts payable and accrued charges and $21,292 decrease to non-controlling interest.

The corrections of errors did not impact the consolidated balance sheet as at December 31, 2011 or the consolidated statement of operations and the consolidated statement of cash flows for the year ended December 31, 2011. The impact to the Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013 was not material. The consolidated balance sheets at March 31, 2013 and June 30, 2013 were impacted by a $92,831 increase in accounts payable and accrued charges, a $21,292 decrease to non-controlling interest, and a $71,539 decrease to accumulated deficit. There was no material impact to the consolidated statements of operations and cash flows for the periods ended three and six months, March 31, 2013 and June 30, 2013, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.
  By: /s/ Henryk Dabrowski
  Henryk Dabrowski, CEO and Director
  Dated: November 28, 2013